   As filed with the Securities and Exchange Commission on September 15, 1998
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                       ASSOCIATED MATERIALS INCORPORATED
             (Exact name of registrant as specified in its charter)

                       2200 ROSS AVENUE, SUITE 4100 EAST
                              DALLAS, TEXAS  75201
                                 (214) 220-4600
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

           DELAWARE                                    75-1872487
    (State of incorporation)             (I.R.S. Employer Identification Number)

                       ASSOCIATED MATERIALS INCORPORATED
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                               ROBERT L. WINSPEAR
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                       ASSOCIATED MATERIALS INCORPORATED
                       2200 ROSS AVENUE, SUITE 4100 EAST
                               DALLAS, TX  75201
                                 (214) 220-4600
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                WITH A COPY TO:

                            JAMES E. O'BANNON, ESQ.
                           JONES, DAY, REAVIS & POGUE
                           2300 TRAMMELL CROW CENTER
                                2001 ROSS AVENUE
                              DALLAS, TEXAS  75201
                                 (214) 220-3939

                              --------------------

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                             Proposed          Proposed
                                                                              Maximum           Maximum
                                                             Amount          Offering          Aggregate          Amount of
                                                             to be           Price per         Offering         Registration
 Title of Securities to be Registered                    Registered (1)        Share           Price               Fee (2)
------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $.0025 per share  . . . . .        250,000            $7.50          $1,875,000            $554
==============================================================================================================================

(1) Represents shares issuable under the Associated Materials Incorporated Employee Stock Purchase Plan (the "Plan"). Pursuant to Rule 416, there are also registered hereunder such indeterminate number of additional shares as may become issuable under the Plan as a result of the antidilution provisions contained therein.

(2)   The registration fee has been computed in accordance with Rule 457(h).
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                EXPLANATORY NOTE

         The information called for by Part I of this Registration Statement on Form S-8 (the "Registration Statement") is included in the description of the Associated Materials Incorporated Employee Stock Purchase Plan ("Plan") to be delivered to persons eligible to participate in the Plan. Pursuant to the Note to Part I of Form S-8, this information is not being filed with or included in this Registration Statement.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Associated Materials Incorporated (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1997; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998; and (iv) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A/A, filed by the Company with the Commission.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering made hereby, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable (securities to be offered are registered under Section 12 of the Exchange Act).

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Restated Certificate of Incorporation (the "Certificate") of the Company provides that to the full extent permitted by the General Corporation Law of the State of Delaware ("DGCL") or any other applicable laws as presently or hereafter in effect, no director of the Company shall be personally liable to the Company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Company. The DGCL would not permit limitation of liability of any such director (i) for breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction for which such person derived an improper personal benefit. The Certificate and the Company's Restated Bylaws ("Bylaws") provide that each person who is or was a director or officer of the Company, or each such person who is or was serving at the request of the Board of Directors or an officer of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors and administrators of such person), shall be indemnified by the Company to the full extent permitted by the DGCL or any other applicable laws as presently or hereafter in effect.

         The Company has entered into certain agreements (the "Indemnification Agreements") with each of its directors and executive officers (each an "Indemnitee") designed to give effect to the foregoing provisions of the Certificate and Bylaws. The Indemnification Agreements are intended to provide certain additional assurances against the possibility of uninsured liability primarily because the Indemnification Agreements (i) specify the extent to which the Indemnitees shall be entitled to receive benefits not expressly set forth in the DGCL and (ii) include a number of procedural provisions designed to provide certainty in administration of the rights to indemnity. Pursuant to the Indemnification Agreements, among other things, an Indemnitee will be entitled to indemnification as provided by the DGCL and, in general, subject to limitations (if any) imposed by applicable law, to indemnification for any amount which the Indemnitee is or becomes legally obligated to pay relating to failure to act or neglect or breach of duty, including any actual or alleged error, misstatement or misleading statement, which such person commits, suffers, permits or acquiesces in while acting in the Indemnitee's position with the Company. The right to receive payments in excess of those expressly provided for in the DGCL is not required under the Indemnification Agreements in connection with any claim against the Indemnitee (i) for which payment is actually made to the Indemnitee under a valid and collectible insurance policy,
(ii) which results in a final, nonappealable order for the Indemnitee to pay a fine or similar governmental imposition which the Company is prohibited by applicable law from paying, or (iii) based upon or attributable to the Indemnitee gaining in fact a personal profit to which he was not legally entitled, including without limitation profits made from the purchase and sale by the Indemnitee of equity securities of the Company which are not recoverable by the Company pursuant to Section 16(b) of the Exchange Act and profits arising from transactions in publicly traded securities of the Company which were effected by the Indemnitee in violation of Section 10(b) of the Exchange Act or Rule 10b-5 promulgated thereunder.

         The Company has purchased and maintains insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him and incurred by him in any such capacity, subject to certain exclusions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

          4.1 Restated Certificate of Incorporation, as amended, of Associated Materials Incorporated (the "Company")

          4.2 Restated Bylaws of the Company (incorporated by referenced to Exhibit 3.2 to the Company's Registration Statement on
                 Form S-1, Commission File No. 33-84110)

          5.1    Opinion of Jones, Day, Reavis & Pogue

         23.1    Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1)

         23.2    Consent of Ernst & Young LLP

         24.1    Powers of Attorney

ITEM 9.  UNDERTAKINGS

         A. The Company hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"), unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act and incorporated herein by reference.

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the Company pursuant to
            Section 13 or 15(d) of the Exchange Act and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 15, 1998.


                                   ASSOCIATED MATERIALS INCORPORATED


                                   By: /s/ ROBERT L. WINSPEAR
                                      -------------------------------
                                           Robert L. Winspear
                                      Vice President and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on September 15, 1998.


            Signatures                                                  Title
            ----------                                                  -----

        WILLIAM W. WINSPEAR*                            Chairman of the Board, President and Chief
 ---------------------------------                                    Executive Officer
        William W. Winspear                                     (Principal Executive Officer)


       /s/ ROBERT L. WINSPEAR                             Vice President, Chief Financial Officer,
 ---------------------------------                                Treasurer and Secretary
         Robert L. Winspear                             (Principal Financial and Accounting Officer)


        RICHARD I. GALLAND*                                               Director
 ---------------------------------
         Richard I. Galland


           JOHN T. GRAY*                                                  Director
 ---------------------------------
         John T. Gray


         DONALD L. KAUFMAN*                                               Director
 ---------------------------------
         Donald L. Kaufman


          JAMES F. LEARY*                                                 Director
 ---------------------------------
           James F. Leary

          ALAN B. LERNER*                                                 Director
 ---------------------------------
           Alan B. Lerner


            A.A. MEITZ*                                                   Director
 ---------------------------------
             A.A. Meitz

* Robert L. Winspear, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and filed herewith.




                                        /s/ ROBERT L. WINSPEAR
                                   ---------------------------------------------
                                            Robert L. Winspear
                                             Attorney-in-Fact

                               INDEX TO EXHIBITS


Exhibit No.               Exhibit
-----------               -------

   4.1                    Restated Certificate of Incorporation, as amended, of the Company

   4.2                    Restated Bylaws of the Company (incorporated by referenced to Exhibit 3.2 to the Company's
                          Registration Statement on Form S-1, Commission File No. 33-84110)

   5.1                    Opinion of Jones, Day, Reavis & Pogue

  23.1                    Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1)

  23.2                    Consent of Ernst & Young LLP

  24.1                    Powers of Attorney